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                        PORTLAND BREWING COMPANY

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 1997

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 12, 1997 and hereby names, constitutes and appoints Charles A. Adams and Glenmore James, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Portland Brewing Company (the "Company") to be held at 3:00 p.m. on Saturday, June 21, 1997, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on May 5, 1997, with all the powers that the undersigned would possess if he or she were personally present.

1.   PROPOSAL 1--Election of Directors   / /     FOR all nominees listed below
                                        (except as marked to the contrary below)

                                         / /      WITHHOLD AUTHORITY
                                         (to vote for all nominees listed below)

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
     CHARLES A. (TONY) ADAMS       EDWIN HUNT       ROBERT M. MACTARNAHAN
     R. SCOTT MACTARNAHAN        SIMON C. OSTLER     HOWARD M. WALL, JR.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2. PROPOSAL 2--To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

     FOR PROPOSAL 2 / /    AGAINST PROPOSAL 2 / /    ABSTAIN ON PROPOSAL 2  / /

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.


3. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.  IF NO
SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


                             Dated
                                  ---------------------------------------------

                             --------------------------------------------------
                             Shareholder (print name)

                             --------------------------------------------------
                             Shareholder (sign name)
                             I do (   ) do not (   ) plan to attend the meeting.
                             (Please check)


                            The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 2730 NW 31st Avenue, Portland, Oregon, 97210, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.